UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020 (April 16, 2020)

SHOE CARNIVAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	0-21360	35-1736614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street Evansville, Indiana		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (812) 867-6471

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SCVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 16, 2020, Shoe Carnival, Inc. (the “Company”) entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with the financial institutions party thereto as “Banks” and Wells Fargo Bank, N.A. (successor-by-merger to Wachovia Bank, National Association), as agent. The Third Amendment amends the Credit Agreement, dated as of January 20, 2010, among the Company, the Banks from time to time party thereto and Wachovia Bank, National Association, as agent, as previously amended on April 10, 2013 and March 27, 2017 (the “Existing Credit Agreement”) to:

•	Exercise the full $50 million accordion feature, which increased the revolving commitment from $50 million to $100 million, and increase the swingline sublimit from $10 million to $15 million;

•	Grant the Banks a security interest in the Company’s inventory and the inventory of its subsidiaries SCHC, Inc. and SCLC, Inc. (together with the Company, the “Loan Parties”); and

•	Increase the maximum ratio of funded debt plus three times rent expense to EBITDA (as defined in the Existing Credit Agreement) plus rent expense from 2.5 to 1.0 to 3.0 to 1.0.

In addition, the Third Amendment, among other things, increased certain LIBOR margins applicable to borrowings under the credit facility, increased the commitment fee charged on the unused portion of the Banks’ commitment and made customary updates to certain representations, covenants and other terms contained in the Existing Credit Agreement.

On April 16, 2020, the Loan Parties also entered into a Security Agreement with Wells Fargo Bank, N.A., as administrative agent (the “Security Agreement”), governing the Loan Parties’ grant of a security interest in their inventory to Wells Fargo Bank, N.A., as agent for the benefit of the Banks, pursuant to the Third Amendment.

The foregoing descriptions of the Third Amendment and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Third Amendment and the Security Agreement, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

The Banks and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, brokerage, trustee and other financial advisory services in the ordinary course of business for the Company and its subsidiaries for which they have received, and will receive, customary fees and commissions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On April 16, 2020, the Company issued a press release announcing the entry into the Third Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibits
4.1	Third Amendment to Credit Agreement, dated as of April 16, 2020, by and among the Company, the financial institutions from time to time party thereto as Banks, and Wells Fargo Bank, N.A., as successor-by-merger to Wachovia Bank, National Association, as Agent

4.2	Security Agreement, dated as of April 16, 2020, by and among the Company, SCHC, Inc. and SCLC, Inc., as Grantors, and Wells Fargo Bank, N.A., as administrative agent

99.1	Press Release of the Company dated April 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)

Date: April 20, 2020	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Senior Executive Vice President
Chief Financial and Administrative Officer and Treasurer